EXHIBIT 10.1
AMENDMENT TO CONVERTIBLE BOND HEDGING TRANSACTION CONFIRMATION

Date:	September 29, 2009

To:	PHH Corporation (“Counterparty”)

Facsimile:	(856) 917-4278

Attention:	Treasurer

From:	JPMorgan Chase Bank, National Association, London Branch (“Dealer”)

Facsimile:	(212) 622-8534
Transaction Reference Number:
          This letter agreement (this “Amendment”) amends the terms and conditions of the transaction (the “Transaction”) evidenced by the Confirmation dated as of September 23, 2009 (the “Confirmation”), entered into pursuant to the Master Terms and Conditions for Convertible Bond Hedging Transactions, between Dealer and Counterparty, dated as of September 23, 2009 (as amended from time to time, the “Master Confirmation”).
          1. Definitions. The definitions and provisions contained in the Definitions (as such term is defined in the Master Confirmation) and in the Master Confirmation are incorporated into this Amendment. In the event of any inconsistency between those definitions and provisions and this Amendment, this Amendment will govern.
2.	Amendments. The Confirmation is hereby amended as follows:

(a)	The “Number of Units” shall be increased by 30,000.

(b)	The “Premium” shall be increased by USD 3,478,200.00.
          3. Effectiveness. This Amendment shall become effective upon execution by the parties hereto. Upon the effectiveness of this Amendment, all references in the Master Confirmation and the Confirmation to the “Transaction” will be deemed to be to the Transaction as amended hereby.
          4. No Additional Amendments or Waivers. Except as amended hereby, all the terms of the Transaction and provisions in the Master Confirmation and the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.
          5. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.
          6. Governing Law. The provisions of this Amendment shall be governed by the laws of the state of New York law, without reference to choice of law doctrine.
JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Amendment and returning it to us.

Yours sincerely,

J.P. MORGAN SECURITIES INC., AS AGENT FOR JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Santosh Sreenivasan
Authorized Signatory
Name: Santosh Sreenivasan

Confirmed as of the date first above written:

PHH CORPORATION

By:	/s/ Mark E. Johnson Name: Mark E. Johnson
Title: SVP & Treasurer
JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association
Main Office 1111 Polaris Parkway, Columbus, Ohio 43271
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 125 London Wall, London EC2Y 5AJ
Authorised and regulated by the Financial Services Authority